UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported) March 9, 2006
PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7832	75-1729843

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)
(817) 252-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Consent to Extension
Eighth Amendment Agreement

Item 1.01 Entry into a Material Definitive Agreement.
Effective as of March 13, 2006, Pier 1 Funding, L.L.C. (“Funding”), Pier 1 Imports (U.S.), Inc. and Wells Fargo Bank, National Association, as Trustee, entered into the Eighth Amendment Agreement (the “Amendment”) to the Series 2001-1 Supplement to the Pooling and Servicing Agreement dated February 12, 1997 that governs the securitization of Pier 1’s proprietary credit card receivables. The Amendment requires that, unless Pier 1’s credit rating by Standard & Poor’s is BB or higher and by Moody’s is Ba2 or higher (the “Minimum Rating”), Funding must establish before March 20, 2006 and thereafter maintain until the securitization certificates are paid in full or the Minimum Ratings are assigned, a Store Payment Cash Collateral Account (the “Account”) to be used to fund shortfalls in cash available from receivables collections to pay monthly payments to certificate holders and to make payments to certificate holders upon a default. Under the terms of the Amendment, Funding must deposit approximately $2.4 million into the Account on or before March 20, 2006. Effective March 9, 2006, the holders of a majority in interest of the certificates agreed to allow the Account to be established within 41 days of the downgradings of Pier 1’s credit ratings in February 2006.
Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Consent to Extension, effective as of March 9, 2006.

Exhibit 10.2	Eighth Amendment Agreement, dated as of March 13, 2006, by and among Pier 1 Funding, L.L.C., Pier 1 Imports (U.S.), Inc. and Wells Fargo Bank, National Association, as Trustee.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006	PIER 1 IMPORTS, INC.

	By:	/s/ Michael A. Carter

Michael A. Carter,
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Consent to Extension, effective as of March 9, 2006.

10.2	Eighth Amendment Agreement, dated as of March 13, 2006, by and among Pier 1 Funding, L.L.C., Pier 1 Imports (U.S.), Inc. and Wells Fargo Bank, National Association, as Trustee.